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                                                                    EXHIBIT 10.9

                                                                [EXECUTION COPY]


              AMENDED AND RESTATED SUBSIDIARIES SECURITY AGREEMENT

         This AMENDED AND RESTATED SUBSIDIARIES SECURITY AGREEMENT dated as of September 30, 1999, among the subsidiaries of Northstar Health Services, Inc. (the "Company") set forth on Schedule I hereto (as the successors to the Grantors (as such term is defined in the Original Subsidiaries Security Agreement (as defined below), each, a "Grantor", and collectively, the "Grantors"), CERBERUS CAPITAL MANAGEMENT, LLC (the "Agent") and THE CHASE MANHATTAN BANK, as Collateral Agent as provided for in Section 8.1B of the Credit Agreement referred to below (as successor collateral agent to IBJ WHITEHALL BANK & TRUST COMPANY, formerly known as IBJ SCHRODER BANK & TRUST COMPANY, the "Collateral Agent"), amends and restates in its entirety that certain Subsidiaries Security Agreement, dated as of October 20, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Subsidiaries Security Agreement"), among the Grantors and IBJ Schroder Bank & Trust Company (the "Original Agent").

                                    RECITALS

         A. The Company, the Original Agent and the lenders set forth on the signature pages thereto are parties to that certain Credit Agreement, dated as of October 20, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Credit Agreement"), pursuant to which the Lenders agreed to extend certain credit facilities to the Company (the "Original Loans") which were represented by certain promissory notes (the "Original Notes"), the proceeds of which were used (i) to refinance substantially all indebtedness of the Company and its Subsidiaries outstanding on the date thereof, (ii) to pay certain fees and expenses, (iii) to provide financing for the working capital needs of the Company and its Subsidiaries and (iv) to provide a portion of the purchase price of certain acquisitions by the Company and its Subsidiaries.

         B. The Grantors and the Original Agent are parties to that certain Subsidiaries Guarantee, dated as of October 20, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Subsidiaries Guarantee"), among the Grantors and the Agent, pursuant to which the Grantors guaranteed the Company's Obligations under the Original Credit Agreement and under the other Loan Documents.

         C. In order to secure the Obligations under the Original Subsidiaries Guarantee, the Grantors and the Agent entered into the Original Subsidiaries Security Agreement, pursuant to which the Grantors granted to the Original Agent, on behalf of Lenders, a first priority security interest in all of their personal property.

         D. The Original Agent now wishes to resign as agent for the Lenders and
(i) the Agent wishes to replace the Original Agent as agent for the Lenders and
(ii) the Collateral Agent wishes to replace the Original Agent as collateral agent for the Lenders under this Agreement.


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         E. The Company, the Grantors, the Lenders, the Agent and the Original
Agent have agreed to amend and restate the Original Credit Agreement as of the date hereof (the Original Credit Agreement, as so amended and restated being referred to herein as the "Credit Agreement") to (i) extend the maturity of the Original Loans on the terms set forth therein, (ii) reflect the Original Agent's resignation as agent for the Lenders thereunder and the appointment of the Agent as successor agent for the Lenders and the appointment of the Collateral Agent as its successor as collateral agent for the Lenders under this Agreement, and
(iii) make certain other changes as more fully set forth therein.

         F. The Grantors, the Agent and the Collateral Agent have agreed to amend and restate the Original Subsidiaries Guarantee in its entirety to (i) provide for the continuation of the guarantee of the Obligations by the Grantors and (ii) to reflect the Original Agent's resignation as collateral agent for the Lenders and the appointment of the Agent and the Collateral Agent as successor agents for the Lenders.

         G. The Grantors, the Agent and the Collateral Agent now wish to amend and restate the Original Subsidiaries Security Agreement in its entirety to (i) secure the Lenders' interest in the Obligations and (ii) reflect the Original Agent's resignation as collateral agent for the Lenders and the appointment of the Collateral Agent as its successor as collateral agent for the Lenders.

         H. The Company owns, directly or indirectly, all of the issued and outstanding capital stock of the Grantors.

         I. The Company and the Grantors engaged in related businesses, and each of the Grantors will derive substantial direct and indirect benefit from the continuance of the Loans pursuant to the Credit Agreement.

         J. It is the intent of the Company, the Grantors, the Lenders, the Agent and the Collateral Agent that the amendment and restatement of the Original Credit Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Original Credit Agreement nor be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that the Credit Agreement shall amend and restate in its entirety the Obligations under the Original Credit Agreement and re-evidence the Obligations of Company outstanding thereunder.

         K. Each of the Grantors represents and confirms, and the Agent and the Collateral Agent each acknowledge, that (i) the security interests granted pursuant to the Original Subsidiaries Security Agreement continue in full force and effect and continue to secure the Obligations under the Subsidiaries Guarantee, (ii) the Loans represented by the Notes are the same Original Loans which were, prior to the date hereof, represented by the Original Notes, and
(iii) the transactions contemplated by the Credit Agreement and this Agreement did not and do not constitute a discharge or release of the security interests granted by the Original Subsidiaries Security


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Agreement and that the security interests and the Collateral securing the
Original Loans and Obligations continue to secure the Loans and the Obligations.

         L. It is a condition precedent to the obligation of the Lenders to amend and restate the Original Credit Agreement and to extend the maturity of the Original Loans that the Grantors execute this Agreement and continue to grant the security interests hereunder.

                                    AGREEMENT

         In consideration of the premises and the mutual covenants and the mutual agreements herein set forth, the parties agree as follows:

                                    ARTICLE I

                                  Defined Terms

         Section 1.01. Certain Defined Terms. Unless otherwise defined herein, capitalized terms used but not otherwise defined in this Agreement have the meaning given to them in the Credit Agreement. In addition, the following terms have the following meanings:

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other debts and obligations owing to the Grantors, including, but not limited to those arising out of the sale or lease of goods or the rendition of services by the Grantors, whether or not earned by performance, including Health-care-insurance Receivables, all credit insurance, guaranties, and other security therefor and enhancements thereof, as well as all goods returned to or reclaimed by the Grantors, and the Grantor's books and records (both hard copy and electronic) relating to any and all of the foregoing.

                  "Action" against a Person means an action, suit, investigation, complaint, litigation, arbitration, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting the Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Body.

                  "Cash Management System" has the meaning stated in the Credit Agreement.

                  "Code" means the New York Uniform Commercial Code, as set forth in N.Y.U.C.C. Law Section 1-101, et seq. (McKinney 1990), as amended from time to time.

                  "Collateral" means all of the following: Accounts; Equipment:
         General Intangibles; Inventory; Investment Property; Negotiable Collateral; Vehicles; Deposit Accounts; Fixtures; Pledged Partnership
         Interests: any money or other assets of the

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         Grantors which hereafter come into the possession, custody or control of Agent or Collateral Agent; and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, Deposit Accounts or other tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Agent's Office" means the office of the Collateral Agent located at 1411 Broadway, New York, New York.

                  "Company Security Agreement" has the meaning stated in the Credit Agreement.

                  "Concentration Account" has the meaning stated in the Company Security Agreement.

                  "Copyright Licenses" means (a) any agreement, written or oral, naming the Company as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country, including, without limitation, any thereof referred to on Part I of Schedule 4.10 hereto, or (b) any and all present and future agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which the Company now has or hereafter acquires any direct or indirect beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any Copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement, including, without limitation, any thereof referred to on Part I of Schedule 4.10 hereto, excluding, however, non-exclusive computer software licenses.

                  "Copyrights" means (a) the copyrights in all original works of authorship fixed in any tangible medium of expression, including, without limitation, any thereof referred to on Part I of Schedule 4.10 hereto, including, without limitation, all databases, source codes, object codes and manuals, whether published or unpublished, now or hereafter existing, in the United States and all foreign countries, and all applications, registrations, renewals, extensions and recordings relating thereto filed in the United States Copyright Office or in any other governmental office or agency in the United States or elsewhere, in each case in which the Company has any right, title or interest, and all other rights which the Company presently has or hereafter acquires pursuant to any Copyright License, including, without limitation, copyright assignments, exclusive and nonexclusive licenses, and (b) all right, title and interest of the Company in all physical materials embodying works with respect to which the Company owns or holds rights in any Copyrights or Copyright Licenses.



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                  "Deposit Accounts" means a demand, time, savings, passbook, or similar account maintained with a bank, other than Investment Property or an account evidenced by an Instrument.

                  "Disbursement Account" has the meaning stated in the Company Security Agreement.

                  "Equipment" means all of the Grantors' present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, parts, dies, jigs, goods (other than consumer goods, farm products or Inventory), wherever located, and any interest of the Grantors in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

                  "Fixtures" means goods that have become so related to particular real property that an interest in them arises under real property law.

                  "General Intangibles" means all of the Grantors' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, licenses, franchises, Payment Intangibles, choses or things in action, goodwill, patents and patent applications, trade names, trademarks and trademark applications, service marks, copyrights and copyright applications, trade secrets, blueprints, drawings, intellectual property or any nature whatsoever, purchase orders, customer lists, monies due or recoverable from pension funds, monies due under any royalty or licensing agreements, route lists, infringement claims, computer programs, computer discs, source codes, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) other than goods and Accounts, and the Grantors' books and records relating to any of the foregoing.

                  "Health-care-insurance Receivable" means an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care goods or services provided.

                  "Instrument" means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivered with any necessary endorsement or assignment.

                  "Inventory" means all present and future inventory in which the Grantors have any interest, including goods held for sale or lease or to be furnished under a contract of service, the Grantors' present and future raw materials, work in process, finished goods and materials used in or consumed in the Grantors's business, goods, which have been returned to, repossessed by or stopped in transit by the Grantors, packing and shipping



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         materials, wherever located, any documents of title representing any of the above, and the Grantors' books and records relating to any of the foregoing.

                  "Investment Property" means all of the Grantors' present and future certificated and uncertificated securities, securities entitlements, securities accounts, commodity accounts and commodity contracts.

                  "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Medicare" the federal program authorized under 42 U.S.C. 301 et seq.

                  "Medicare Collection Account" has the meaning stated in the Company Security Agreement.

                  "Medicare Receivable" means any receivable of the Company or one of its Subsidiaries created in connection with services provided under Medicare.

                  "Negotiable Collateral" means all of the Grantors' present and future letters of credit, notes, drafts, Instruments, documents, leases and chattel paper, and Company's books and records relating to any of the foregoing.

                  "Non-Medicare Collection Account" has the meaning stated in the Company Security Agreement.

                  "Partnership" means each of the partnerships set forth in Part III of Schedule 4.11.

                  "Patent Licenses" means any agreement, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Part II Schedule 4.10 hereto.

                  "Patents" means (a) all letters patent of the United States and all reissues and extensions thereof, including, without limitation, any thereof referred to in Part II of Schedule 4.10 hereto, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, without limitation, any thereof referred to in Part II of
         Schedule 4.10 hereto.

                  "Payment Intangible" means a general intangible under which the account debtor's principal obligation is a monetary obligation.



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                  "Payroll Account" has the meaning stated in the Company
         Security Agreement.

                  "Pledged Accounts" has the meaning stated in the Company Security Agreement.

                  "Pledged Partnership Interests" means the partnership interests (general or limited) and other equity interests, together with all certificates and instruments, if any, representing such interests, each as set forth in Part III of Schedule 4.11 hereto.

                  "Regulation" means each applicable law, rule, regulation, order or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each writ, judgment, injunction, order, decree or award of any arbitrator or Governmental Body.

                  "S&T Bank" means S&T Bank.

                  "Trademark Licenses" means any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark, including, without limitation, any thereof referred to in
         Part III of Schedule 4.10 hereto.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency or the United States, any State thereof of any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Part III of Schedule 4.10 hereto, and (b) all renewals thereof.

                  "Vehicles" means vehicles operated or driven upon a public highway and propelled by any power other than muscular power as set forth in N.Y. Veh. & Traf. Law Section 125 (McKinney 1996), as amended.

                                   ARTICLE II

                                Grant of Security

         Section 2.01. Grant of Security. The Grantors hereby grants to Agent and the Collateral Agent, for their benefit and the ratable benefit of the Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by the Grantors



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of each and all of their covenants and duties under the Loan Documents. Agent's and Collateral Agent's security interest in the Collateral shall attach to all Collateral without further act on the part of Agent, Collateral Agent or the Grantors. Other than sales of Inventory to buyers in the ordinary course of business, the Grantors have no authority, express or implied, to dispose of any item or portion of the Collateral, except as provided for in the Credit Agreement.

         Section 2.02. Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the Grantors shall, upon the request of Agent, immediately endorse and assign such Negotiable Collateral to Agent or the Collateral Agent and deliver physical possession of such Negotiable Collateral to Collateral Agent.

                                   ARTICLE III

        Grantors Remains Liable; Delivery of Collateral; Deposit Accounts

         Section 3.01. Grantors Remains Liable. Anything in this Agreement to the contrary notwithstanding:

                  (a) Grantors Remains Liable. The Grantors shall remain liable to perform all its obligations (whether under the Contracts, Negotiable Collateral or otherwise) under or in respect of the Guarantee Collateral to the same extent as if this Agreement had not been executed.

                  (b) Grantors Not Released. The exercise by the Collateral Agent, the Agent or any Lender of any of their rights under any Loan Document shall not release the Grantors from any of those obligations,

                  (c) Collateral Agent, Agent and Lenders Not Liable. Neither the Collateral Agent, the Agent nor any Lender shall have, by reason of any Loan Document, any obligation or liability under or in respect of any Guarantee Collateral or any contract or agreement included in the Guarantee Collateral.

                  (d) Collateral Agent, Agent and Lenders Not Obligated to Perform. Neither the Collateral Agent, the Agent nor any Lender shall be obligated to perform any of the obligations of the Grantors under or in respect of any Guarantee Collateral or any other contract or agreement included in the Guarantee Collateral or to take any action to collect or enforce any claim for payment assigned by this Agreement.

         Section 3.02.  Delivery of Guarantee Collateral.

         (a) Delivery of Guarantee Collateral. All certificates and instruments, whether negotiable or otherwise, representing or evidencing the Investment Property shall be delivered to the Collateral Agent duly endorsed in blank or accompanied by undated stock powers,



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instruments of transfer or undated assignments duly executed in blank, in each case with signatures guaranteed and otherwise in form and substance satisfactory to the Collateral Agent (the "Stock Powers"), or in the case of non-negotiable Investment Property, such Investment Property has been re-registered in the Collateral Agent's name.

         (b) Re-Registration of Guarantee Collateral. Upon the occurrence and during the continuation of an Event of Default under the Credit Agreement, at the request of the Agent, each Grantor shall promptly cause the Investment Property, Negotiable Collateral or Instruments specified by the Agent to be registered in the name of the Collateral Agent or in the name of the nominee or nominees specified by the Agent.

         (c) Exchange of Certificates. The Collateral Agent may from time to time exchange certificates or instruments representing or evidencing the Investment Property, Negotiable Collateral or Instruments for replacement certificates or instruments.



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         Section 3.03 Notices and Analysis.

         (a) Notice to Account Debtors and Contracting Parties. Each Grantor shall promptly notify account debtors on the Accounts, parties to the Contracts and all other obligors in respect of any Guarantee Collateral that the Accounts, Contracts and all other Guarantee Collateral have been assigned to the Collateral Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to S&T Bank by delivering a written notice, substantially in the form of Exhibit 3.03(a) to the Company Security Agreement to each such account debtor, Contract party and obligor. The Collateral Agent and the Agent may in their own names or in the name of others communicate with account debtors on the Accounts, parties to the Contracts and the other obligors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Contracts or other Guarantee Collateral.

         (b) Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonable considers advisable, and the Grantors shall furnish all such assistance and information as the Agent may require in connection therewith. At any time and from time to time, upon the Agent's request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, that unless an Event of Default shall have occurred and be continuing (in which case this right shall not be so limited) such activities shall not take place more often than two times during any calendar year.

         Section 3.04. Voting of Investment Property. Unless an Event of Default shall have occurred and is continuing, the Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Investment Property for any purpose not inconsistent with the terms of this Agreement or any other Loan Document; provided, however, that the Grantors shall not exercise or refrain from exercising any right if, in the judgment of the Agent, the action would have a material adverse effect on the value of all or any part of any Guarantee Collateral or on the interest of the Grantors, the Collateral Agent, the Agent or the Lenders in any Guarantee Collateral. The Grantors shall give the Collateral Agent and the Agent at least five Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

         Section 3.05. Deposit Accounts.

         (a) No Other Accounts. The Grantors shall not own, open, establish, have or maintain any Deposit Account other than the Pledged Accounts.

         (b) Establishment of Pledged Accounts. There have been established by the Company and the Grantors on or prior to the date hereof, the Pledged Accounts.



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         The terms and conditions of each of the Pledged Accounts shall at all times be in all respects satisfactory to the Collateral Agent and the Agent.

         (c) Blocked Accounts. On or prior to the date hereof, the Company, the Agent, S&T Bank and the Collateral Agent shall have entered into the Blocked Account Agreements, substantially in the form of Exhibit 3.05(c) to the Company Security Agreement as provided in Section 3.05 (c) of the Company Security Agreement.

         (d) Control of the Pledged Accounts. The parties hereto agree that the Pledged Accounts (other than the Medicare Collection Account) shall be under the exclusive dominion and control of the Collateral Agent. The Collateral Agent hereby authorizes the Grantors to collect amounts due under the Guarantee Collateral, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time.

         (e) Cash Management System. Each of the Grantors agrees to operate their respective businesses, manage their cash flows, and maintain the Pledged Accounts strictly in accordance with the terms and provisions of the cash management system set forth in the Cash Management System. In addition, the Grantors shall not take any action or omit to take any action that would violate, breach, conflict with, or otherwise frustrate the purposes of the Cash Management System. Each Grantor agrees that any such violation or breach of the Cash Management System shall be treated as a violation or breach of this Agreement.

         (f) Reports and Documents. Promptly (but in no event later than 10 days) after the end of each calendar month, the Grantors shall deliver to the Collateral Agent a certification from the Chief Financial Officer of such Grantor that all deposits into the Pledged Accounts consist solely of Guarantee Collateral or Proceeds of Guarantee Collateral. At the Collateral Agent's request, the Grantors shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such deposits, including, without limitation, all original orders and invoices.

         (g) Turn-Over of Proceeds. All Proceeds of Guarantee Collateral which are not sent or delivered directly to a Pledged Account by an obligor, when collected by a Grantor, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, or other documents or otherwise, received in payment of any Guarantee Collateral or on account of any Guarantee Collateral shall be promptly deposited by such Grantor in the exact form received, except for any endorsement by such Grantor to the Collateral Agent, if required, in the Medicare Collection Account, or the Non-Medicare Collection Account, as applicable, or shall be turned over to the Collateral Agent, and until so deposited or turned over, shall be deemed to be held in trust by such Grantor for and as the Collateral Agent's property and shall not be commingled with such Grantor's other funds.

         (h) Proceeds Remain Guarantee Collateral. All Proceeds constituting collections of Guarantee Collateral while held by the Collateral Agent (or by a Grantor in trust for the



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Collateral Agent) shall continue to be collateral security for all of the
Obligations and shall not constitute payment thereof until applied as hereinafter provided.

         (i) KRS Partnerships. Each Grantor agrees to use its respective best efforts to cause each of the partners of the KRS Partnerships to execute and deliver the Addendum to Management Agreement, in the form of Exhibit 3.05(i)
(1), (2), (3), and (4) attached to the Company Security Agreement within 60 days after the date of this Agreement. In the event that all such agreements are not executed and delivered within such 60 day period each Grantor agrees to modify the Cash Management System to the satisfaction of the Agent.

                                   ARTICLE IV

                 Representations and Warranties of the Grantors

         Each of the Grantors hereby represents and warrants to the Collateral Agent, the Agent and the Lenders as follows:

         Section 4.01. Power. Such Grantor has good right and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the granting of the security interests, Liens and pledges in the Guarantee Collateral to the Collateral Agent.

         Section 4.02. Authorization; Binding Effect. The execution and delivery by such Grantor of this Agreement, the performance by such Grantor of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action. No other proceedings on the part of such Grantor are necessary to approve and adopt this Agreement or to approve the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Grantor and is a legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with its terms.

         Section 4.03. Contravention. Neither the execution, delivery and performance of this Agreement by such Grantor nor the consummation of the transactions contemplated hereby will (with or without notice or lapse of time or both) (a) conflict with, violate or breach any provision of such Grantor's organizational documents or bylaws, (b) violate, conflict with or result in a breach of any Regulation, writ, judgment, injunction, order, decree or award of any Governmental Body or any other Person by which such Grantor, any of the Guarantee Collateral or any of its other properties may be bound or affected,
(c) conflict with, result in a default under, or give rise to a right of termination, cancellation, or acceleration or to a loss of a benefit under any Contract or other material agreement to which such Grantor is a party or by which such Grantor, the Guarantee Collateral or any of its other properties may be bound or affected or (d) result in or require the creation or imposition of any Lien on any Guarantee Collateral or any of the other



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properties now owned or hereafter acquired by such Grantor, except for the Liens in favor of the Collateral Agent created by this Agreement.

         Section 4.04. Approvals. No authorization, consent, order or approval of, notice to or registration or filing with, or any other action by any Governmental Body or other Person, including any other party to a Contract, is required or advisable in connection with (a) the due execution and delivery by such Grantor of this Agreement, (b) the consummation of the transactions contemplated by this Agreement, including the granting of the security interests, Liens and pledges of the Guarantee Collateral to the Collateral Agent, (c) the perfection of the security interests, Liens and pledges granted by this Agreement, (d) the performance by such Grantor of its obligations under this Agreement, or (e) the exercise by the Collateral Agent of its rights and remedies under this Agreement.

         Section 4.05. Title. Such Grantor is and, with respect to Guarantee Collateral to be acquired, will be, the sole legal and beneficial owner of the Guarantee Collateral, free and clear of any Lien or option in favor of any other Person, except for the Liens created by this Agreement and such Grantor has good and marketable title to the Guarantee Collateral. No security agreement, financing statement or other instrument similar in effect covering all or any part of the Guarantee Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement.

         Section 4.06. Perfected First Priority Liens. The Liens originally granted pursuant to this Agreement constitute first priority perfected Liens in favor of the Original Agent for the ratable benefit of the Lenders, and upon filing of appropriate amendments to the UCC financing statements filed in connection with such Liens, will constitute first priority perfected Liens in favor of the Collateral Agent, for the ratable benefit of the Lenders, which Liens are prior to all other Liens on the Guarantee Collateral and which are enforceable as such against (a) all creditors of, and purchasers from, such Grantor, (b) upon receipt of the landlord waivers referred to in Section 5.02, any owner or purchaser of the real property where any of the Equipment is located, (c) any present or future creditor obtaining a Lien on such real property or any of the Guarantee Collateral, and (d) any other third party, and all filings and other actions necessary or desirable to perfect and protect such Liens and security interests have been duly made or taken.

         Section 4.07. Chief Place of Business. The chief place of business and chief executive office of such Grantor are located at The Atrium, 665 Philadelphia Street, Indiana, Pennsylvania 15701. Such Grantor keeps all of its records concerning the Guarantee Collateral and the original copies of the Contracts only at that address.

         Section 4.08. Accounts, Negotiable Collateral, Instruments and General Intangibles.

         (a) Bona Fide Accounts; Amounts. Except as set forth on Schedule 4.08(a) hereto, each of the Accounts, Negotiable Collateral, Instruments and General Intangibles arose from bona fide transactions in the ordinary course of such Grantor's business and are current and collectible net of any reserves shown on such Grantor's financial statements (which reserves are adequate and were calculated consistent with past practice). The amount represented by such Grantor to the Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts, Negotiable Collateral, Instruments and General Intangibles will at such time be the correct amount actually owing by such account debtor or debtors thereunder. There exists no default under the Accounts, Negotiable Collateral, Instruments or General Intangibles by any party. Such Grantor has given notice to the issuer of each Instrument, Investment Property and Negotiable Collateral existing on the date of this Agreement of the Collateral Agent's security interest in such Collateral.

         (b) Delivery to Agent. All of the certificates and instruments representing or evidencing Negotiable Collateral and Instruments have been endorsed, and/or issued and delivered to the Agent in accordance with Section
3.02. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Negotiable Collateral which has not been delivered to the Agent.

         (c) Schedule. Schedule 4.08(c) sets forth a true, correct and complete list and description of all (i) Accounts in excess of $5,000, (ii) Negotiable Collateral, (iii) Instruments and (iv) General Intangibles, in each case, in which such Grantor has an interest as of the date of the Agreement.

         Section 4.09. Contracts.

         (a) Legal, Valid and Binding. Each of the Contracts (i) has been duly authorized, executed and delivered by such Grantor and, to the best of such Grantor's knowledge, by the other parties thereto, and is in full force and effect and (ii) constitutes the legal, valid and binding obligation of each of the parties thereto.

         (b) Full Force and Effect. Except as set forth on Schedule 4.09(b) hereto, each Contract will continue in full force and effect following the transactions contemplated by this Agreement, including, without limitation, the collateral assignment of the Contracts hereunder, in each case without the breach of any terms or conditions of thereof, without the forfeiture or impairment of any rights thereunder and without material penalty or other material adverse consequence.

         (c) No Defaults; No Defenses. There exists no breach or default (or event which with or without the lapse of time or the giving of notice, or both, would constitute a breach or default) under the Contracts by such Grantor, or to such Grantor's knowledge, any other party thereto. Such Grantor has fully performed all its obligations under each Contract. The right, title and interest of such Grantor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Guarantee Collateral, nor have any of the foregoing been asserted or alleged against such Grantor as to any Contract.

         (d) Copies of Contracts; No Instruments. At the request of the Agent, the Grantors will deliver to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Negotiable Collateral which has not been delivered to the Collateral Agent. Schedule 4.09(d) sets forth a true, correct and complete list and description of all of the Contracts.

         Section 4.10. Copyrights, Patents and Trademarks.

         (a) Schedules. Part I of Schedule 4.10 sets forth a true, correct and complete list and description of all Copyrights and Copyright Licenses in which any Grantor have an interest as of the date hereof. Part II of Schedule 4.10 sets forth a true, correct and complete list and description of all Patents and Patent Licenses in which any Grantor has an interest as of the date hereof. Part III of Schedule 4.10 sets forth a true, correct and complete list and description of all Trademarks and Trademark Licenses in which any Grantor has an interest as of the date hereof, in each case, including a list of all jurisdictions in which such Proprietary Rights are registered or applied for and all registration and application numbers, where applicable.

         (b) General. One of the Grantors has good and marketable title to each of the interests created by the Proprietary Rights. All Proprietary Rights of the Grantors are valid and in good standing and are in full force and effect. None of the Grantors has granted any options, licenses or agreements of any kind relating to Proprietary Rights, including the marketing or distribution thereof. Except as set forth on Schedule 4.10, none of the Grantors is bound by or a party to any options, licenses or agreements of any kind relating to the Proprietary Rights of any other Person. There is no obligation or liability of any Grantor with respect to any of the Proprietary Rights which is required to have been paid or otherwise performed which has not been paid or otherwise performed in full.

         (c) No Actions. Except as disclosed on Schedule 4.10, no Action is pending (i) questioning or challenging any Grantor's title to, or right to use such Proprietary Rights, (ii) seeking to limit, cancel or question the validity of any Proprietary Right, or (iii) which, if adversely determined, would have a material adverse effect on the value of any Proprietary Rights.

         Section 4.11. Investment Property.

         (a) Schedules. Part I of Schedule 4.11 sets forth a true, correct and complete list and description of all of the Investment Property constituting capital stock or other equity interests (the "Equity Interests") and the issuers thereof (the "Equity Issuers"). Part II of Schedule 4.11 sets forth a true, correct and complete list and description of all of the Investment Property constituting indebtedness (the "Debt Interests") and the issuers thereof (the "Debt Issuers", and together with the Equity Issuers, the "Issuers"). Part III of Schedule 4.11 sets forth a true, correct and complete list and description of all of the Pledged Partnership Interests and the Partnerships.

         (b) Equity Interests. Each of the Equity Interests is duly authorized, validly issued, fully paid and non-assessable.

         (c) Debt Interests. Each of the Debt Interests is duly authorized, validly issued and constitutes the legal, valid and binding obligation of the Issuers thereof enforceable against each such Issuer in accordance with their respective terms.

         (d) No Other Securities or Interests. There are no (i) outstanding capital stock or securities convertible into or exchangeable or exercisable for any shares of capital stock or securities of any Equity Issuer, (ii) outstanding rights to subscribe for or to purchase, or any options for the purchase of, or any calls, commitments or claims of any character relating to, any shares of capital stock or securities of any Equity Issuer, (iii) outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock or securities of any Equity Issuer and (iv) agreements or arrangements providing for the issuance of any shares of capital stock or securities of any Equity Issuer.

         (e) No Voting or Transfer Restrictions. There is no agreement or arrangement restricting the voting or transfer of the Equity Interests or the Debt Interests or any other Investment Property, except as provided in this Agreement.

         (f) No Payment Restrictions. There are no legal, contractual or other restrictions on the payment of (i) dividends or other distributions on any shares of the capital stock or securities of any Equity Issuer, including, without limitation, the Equity Interests, or (ii) principal or interest on any indebtedness of any Debt Issuer, including, without limitation, the Debt Interests, in each case, except for restrictions imposed by this Agreement and the Credit Agreement.

         (g) No Repurchase Obligations. No Person is subject to any obligation, contingent or otherwise, to repurchase or otherwise acquire or retire any of the Equity Interests or the Debt Interests.

         (h) Delivery to Collateral Agent. All of the certificates and instruments representing or evidencing the Investment Property and the Stock Powers have been delivered to the Collateral Agent in accordance with Section 3.02.

         (i) Capital Account Balances, etc. The capital account balance with respect to each of the Pledged Partnership Interests as of December 31, 1998 is as set forth in Part III of Schedule 4.11 under the heading "Capital Account Balance". The Grantors' total capital commitment and their total capital contributions made and their unfunded capital commitment for each Partnership as of December 31, 1998 are set forth in Part III of Schedule 4.11. Each of the Grantors has paid in full to each Partnership when due its entire commitment to make contributions to the capital of such Partnership and there is no unfunded capital commitment or other obligations under any Partnership Agreement in respect of its Partnership Interest. None of the Grantors is not now, and to its knowledge, has never been, in default under or in breach of, any of its obligations, duties, representations, warranties, covenants or agreements contained in any Partnership Agreement.

         (j) Copies of Agreements. The Grantors have delivered to the Agent true, correct and complete copies of (i) the Agreement of Limited Partnership of each of the Partnerships, together with all amendments and waivers thereto and
(ii) all agreements and other documents pursuant to which each Grantor acquired each Pledged Partnership Interest. Except as set forth in Part III of Schedule 4.11, no Partnership Agreement has been amended and no terms thereof waived and there are no side letters outstanding with respect to any Partnership. Except for the Partnership Agreements, the Grantors are not party to or bound by any agreements or understandings affecting or relating to any of the Pledged Partnership Interests.

         Section 4.12. Inventory, Equipment and Fixtures.

         (a) Possession. Each of the Grantors has exclusive possession and control of its Inventory, Equipment and Fixtures.

         (b) Condition. All of the Inventory, Equipment and Fixtures are in good working order, condition and repair, except for ordinary, wear and tear which is not material, and are suitable and adequate for the uses for which they are used and intended.

         (c) Schedule. Schedule 4.12 sets forth a true, correct and complete list, description and location of all (i) Inventory, (ii) Equipment and (iii) Fixtures, in each case, in which one of the Grantors has an interest as of the date of this Agreement.

         Section 4.13. Vehicles. Schedule 4.13 sets forth a true, correct and complete list and description of all Vehicles in which one of the Grantors has an interest as of the date of this Agreement. All such Vehicles are in good working order, condition and repair (except for ordinary wear and tear) and are suitable and adequate for the uses for which they are used and intended.

         Section 4.14. Governmental Obligors. Schedule 4.14 sets forth a true, correct and complete list and description, including the name and address and outstanding amount owed (as of the date hereof), by each of the account debtors on the Accounts, parties to the Contracts and the obligors under any other Guarantee Collateral which is a Governmental Body as of the date of this Agreement whose payments must be segregated from other receivables of any of the Grantors under Medicare. The Grantors have notified any obligor which is a Governmental Body of the security interest granted hereby and has instructed such Governmental Bodies making Medicare payments to the Grantors to make such payments only to the Medicare Collection Account.

                                    ARTICLE V

                            Covenants of the Grantors

         Section 5.01. No Liens on Guarantee Collateral. None of the Grantors will create, incur, assume or permit to exist, will defend the Guarantee Collateral against, and will take such other actions as is necessary to remove, any Lien or claim on or to the Guarantee Collateral, other than the Liens created hereby, and will defend the right, title and interest of the Collateral Agent and the Lenders in and to any of the Guarantee Collateral against the claims and demands of any and all Persons.

         Section 5.02. Perfection. Each of the Grantors will take any and all actions, at such Grantor's expense, which are necessary or advisable to ensure that (a) the Liens granted pursuant to this Agreement at all times constitute perfected Liens in favor of the Collateral Agent, for the ratable benefit of the Lenders, and (b) such Liens are at all times prior to all other Liens on the Guarantee Collateral and will be enforceable as such against all creditors of, and purchasers from, such Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, and will use its best efforts to obtain landlord waivers in the form of Exhibit 5.02 to the Company Security Agreement, from all of the landlords owing property at which the Grantors conduct business or have Equipment.

         Section 5.03. Limitations on Dispositions of Guarantee Collateral. Each of the Grantors agrees that it will not sell, transfer, lease, convey or otherwise dispose of any of the Guarantee Collateral, or attempt, offer or contract to do so, except for, so long as no Default or Event of Default has occurred and is continuing, the disposition in the ordinary course of such Grantor's business consistent with past practice of property not material to the conduct of the Company's or such Grantor's respective businesses.

         Section 5.04. Payment of Obligations. Each of the Grantors will promptly pay and discharge when due all taxes, assessments and governmental charges or levies assessed, levied or imposed upon or relating to, and all claims against, the Guarantee Collateral or such Grantor or in respect of such Grantor's income or profits therefrom, as well as all claims of any kind, including, without limitation, claims for labor, materials and supplies, against or with respect to the Guarantee Collateral.

         Section 5.05. Compliance with Laws, etc. Each of the Grantors will comply in all material respects with all Regulations applicable to the Guarantee Collateral or any part thereof or to the operation of such Grantor's business.

         Section 5.06. Maintenance of Records. Each of the Grantors will keep and maintain, at its own cost and expense, satisfactory and complete records of the Guarantee Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Each of the Grantors will mark its books and records pertaining to the Guarantee Collateral to evidence this Agreement and the Liens, security interests and pledges granted hereby. For the Collateral Agent's and Lenders' further security, the Collateral Agent, for the ratable benefit of the Lenders, shall have a security interest in all of the Grantors' books and records pertaining to the Guarantee Collateral and, upon the occurrence of an Event of Default which is continuing, each of the Grantors shall, upon request, turn over any such books and records to the Collateral Agent or to its representatives.

         Section 5.07. Right of Inspection. The Collateral Agent, the Agent and the Lenders shall at all times have full and free access during normal business hours and, upon the occurrence and continuation of an Event of Default, at any time, to all the books, correspondence and records of the Grantors, and the Collateral Agent, the Agent and the Lenders or their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and each of the Grantors agrees to render to the Collateral Agent, the Agent and the Lenders, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent, the Agent and the Lenders and their respective representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory, Equipment or other Guarantee Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting their interests therein.

         Section 5.08. Impairment of Guarantee Collateral.

         (a) General. None of the Grantors shall take, or fail to take, any action in connection with any Guarantee Collateral that would impair the value of the Guarantee Collateral or the interest or rights of any Grantor, the Collateral Agent, the Agent or any Lender in, to or under that Guarantee Collateral.

         (b) Certain Actions Prohibited. None of the Grantors will (i) amend, modify, terminate, cancel or waive any provision of any Account, Negotiable Collateral, Instrument, General Intangible, Contract or Investment Property in any manner which could reasonably be expected to materially adversely affect the value of the Guarantee Collateral or the interest of such Grantor, the Collateral Agent, the Agent or the Lenders in such Guarantee Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract, each agreement giving rise to an Account (other than any right of termination) or any other right with respect to the Guarantee Collateral or (iii) fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract, any agreement giving rise to an Account or any other Guarantee Collateral.

         (c) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of the Grantors' business consistent with past practice, none of the Grantors will grant any extension of the time of payment of any of the Accounts, Negotiable Collateral, Instruments, General Intangibles, Contracts or Investment Property, or compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         Section 5.09. Notices; Reports.

         (a) Liens. Each of the Grantors will advise the Collateral Agent and the Agent promptly, in reasonable detail, of (i) any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Guarantee Collateral and (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on
(x) the aggregate value of the Guarantee Collateral or (y) the Liens created hereunder.

         (b) Reports, Notices, Etc. Each of the Grantors shall furnish to the Collateral Agent and the Agent (i) promptly upon receipt, copies of all notices, requests and other documents received by the Company under or in respect of the Guarantee Collateral, (ii) promptly upon the request of the Agent, information and reports regarding that Guarantee Collateral and (iii) promptly upon the request of the Agent, make the demands and requests for information or action that such Grantor is entitled to make under that Guarantee Collateral. Each of the Grantors will also promptly furnish to the Collateral Agent copies of any monthly management reports prepared by the Grantors.

         (c) Further Identification of Guarantee Collateral. Each of the Grantors will furnish to the Collateral Agent and the Agent from time to time statements and schedules further listing, identifying and describing the Guarantee Collateral and such other reports in connection with the Guarantee Collateral as the Agent may reasonably request, all in reasonable detail.

         Section 5.10. Changes in Locations, Name, etc. None of the Grantors will (i) change the location of its chief executive office or its chief place of business from that specified in Section 4.07 or remove its books and records from the location specified in Section 4.07, (ii) permit any of the Guarantee Collateral to be kept, stored or used at a location other than those listed on the Schedules to this Agreement or (iii) change its name, identity or corporate structure or merge or take or suffer any other action that might result in any financing statement filed by the Agent in connection with this Agreement becoming misleading, unless, in each case, it shall have given the Collateral Agent and the Agent at least 30 days prior written notice thereof.

         Section 5.11. Accounts, Negotiable Collateral, Instruments, General Intangibles, Contracts and Investment Property.

         (a) Collections. Subject to the provisions of Article VI hereof and the Cash Management System, each of the Grantors shall timely collect all amounts due or to become due to such Grantor under the Accounts, Negotiable Collateral, Instruments, General Intangibles, Contracts and Investment Property and otherwise enforce its rights under and in respect of such Guarantee Collateral.

         (b) Deliver Guarantee Collateral to Agent. In the event that any Account, Negotiable Collateral, Instrument, General Intangible or Investment Property is evidenced by a promissory note, certificate or instrument, the Grantors shall deliver and pledge to the Agent the note or instrument. In the event any Investment Property is evidenced by a promissory note, certificate or instrument, the Company shall deliver and pledge to be Collateral Agent the note or instrument accompanied by Stock Powers. Each of the Grantors will also deliver to the Agent or the Collateral Agent, with respect to Investment Property, all Instruments, Negotiable Collateral and Investment Property existing on and after the date of this Agreement endorsed and issued as provided in Section 3.02.

         (c) Pledge of Additional Guarantee Collateral. If any amount payable under or in connection with any of the Guarantee Collateral shall be or become evidenced by any Negotiable Collateral, Instrument or Investment Property, such Negotiable Collateral, Instrument or Investment Property shall be immediately delivered to the Agent, or the Collateral Agent (with respect to Investment Property) accompanied by Stock Powers, to be held as Guarantee Collateral pursuant to this Agreement.

         Section 5.12. Contracts. Each of the Grantors will fully and timely perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Guarantee Collateral and maintain such Guarantee Collateral in full force and effect.

         Section 5.13. Copyrights.

         (a) No Bad Acts. Each of the Grantors (either itself or through licensees) will, except with respect to any Copyright that such Grantor shall reasonably determine is of negligible value (i) employ the Copyright for each published work with an appropriate notice of Copyright and (ii) not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright may become invalidated. None of the Grantors will not (either itself or knowingly permit any licensee or sublicensee to) do any act, or knowingly omit to do any act, whereby any Copyright may become injected into the public domain.

         (b) Notice of Events. (i) Each of the Grantors shall notify the Collateral Agent immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development, including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country, regarding such Grantor's ownership of any such Copyright or its validity.

         (ii) Each of the Grantors will promptly notify the Collateral Agent of any infringement of any Copyright of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

         (c) Regulatory Filings. Each of the Grantors will file in the United States Copyright Office an application for copyright registration for each material Copyright and Copyright License and will take all necessary steps as it shall reasonably deem appropriate under the circumstances, to maintain and pursue each United States application (and to obtain the relevant registration) and to maintain each United States registration of each material Copyright owned by such Grantor including, without limitation, filing of applications for renewal, where necessary and shall report all such filings and registrations to the Collateral Agent within five Business Days after the same are made and execute and deliver all documents and instruments necessary to perfect the Collateral Agent's security interest, for the ratable benefit of the Lenders, in any Copyright or Copyright License.

         Section 5.14. Patents and Trademarks.

         (a) No Bad Acts. Each of the Grantors (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non- use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated. None of the Grantors will, except with respect to any Patent that such Grantor shall reasonably determine is of negligible economic value to it, do any act or omit to do any act, whereby any Patent may become abandoned or dedicated.

         (b) Notice of Events. (i) Each of the Grantors will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development, including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country, regarding such Grantor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

         (ii) In the event that any Patent or Trademark included in the Guarantee Collateral is infringed, misappropriated or diluted by a third party, the Grantors shall promptly notify the Collateral Agent after any Grantor learns thereof and, at the Grantors' sole expense, shall, unless the Grantors shall reasonably determine that such Patent or Trademark is of negligible economic value to the Grantors, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Grantors shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

         (c) Regulatory Filings. Whenever any of the Grantors, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Each of the Grantors will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (d) Further Filings. Each of the Grantors shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request, including, without limitation, the Notice of Security Interest in Patents attached to the Company Security Agreement as Exhibit 5.14(d)(i) and the Memorandum of Security Agreement - Trademarks attached to the Company Security Agreement as Exhibit 5.14(d)(ii), to evidence the Collateral Agent's security interest for the ratable benefit of the Lenders in any Patent or Trademark and the goodwill and general intangibles of the Grantors relating thereto or represented thereby, and each of the Grantors hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Commitment is terminated.

         Section 5.15. Inventory, Equipment and Fixtures.

         (a) Maintenance of Guarantee Collateral. Each of the Grantors shall maintain, keep and preserve the Inventory, Equipment and Fixtures in good working order and condition, ordinary wear and tear excepted, and in accordance with any manufacturer's manual and any Regulations. Each of the Grantors shall promptly after the occurrence of any loss or damage to any Inventory, Equipment or Fixtures (i) make or cause to be made all repairs, replacements and other improvements that are necessary or desirable to maintain the value of such Guarantee Collateral and (ii) furnish to the Collateral Agent a statement in respect of any loss or damage to any Inventory, Equipment or Fixtures.

         (b) Reports. Each of the Grantors shall, at the request of the Agent, furnish to the Collateral Agent and the Agent, with sufficient copies for each Lender, a report detailing changes in the amount and condition of the Inventory, Equipment and Fixtures, including purchases, depreciation, sales and losses.

         Section 5.16. Vehicles. Each of the Grantors will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. Each of the Grantors will notify the Collateral Agent of each acquisition or sale of a vehicle, promptly following the acquisition or sale thereof. If an Event of Default shall occur and be continuing, at the request of the Agent each of the Grantors shall, within five Business Days after such request, file applications for certificates of title indicating the Collateral Agent's first priority Lien for the ratable benefit of the Lenders on the Vehicles covered by such certificates, together with any other necessary documentation, in each office in each jurisdiction which the Agent shall deem advisable to perfect its Liens on the Vehicles.

         Section 5.17.  Maintenance of Insurance.

         (a) Adequate Insurance. Each of the Grantors will maintain at its own expense, with financially sound and reputable companies, insurance policies covering the Guarantee Collateral (i) insuring the Guarantee Collateral against loss by fire, explosion, theft and such other casualties in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring the Grantors, the Collateral Agent, the Agent and the Lenders against liability for personal injury and property damage relating to such Guarantee Collateral, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently, with losses payable to the Grantors, the Collateral Agent, the Agent and the Lenders as their respective interests may appear.

         (b) Terms of Policies. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent, the Agent and the Lenders as insured and loss payee, (iii) contain the agreement by the insurer that any loss under the policy shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantors, (iv) provide that there shall be no recourse against the Collateral Agent, the Agent or any Lender for payment of premiums or other amounts with respect to the policy and (v) be reasonably satisfactory in all other respects to the Collateral Agent.

         (c) Broker's Report. The Grantors shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance during the month of January in each calendar year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

         (d) Payment of Proceeds. Reimbursement under any liability insurance may be paid directly to the Person who shall have incurred liability covered by the insurance. In case of any loss involving damage to any Guarantee Collateral, the Grantors shall cause the proceeds to be paid directly to the Collateral Agent and, if an Event of Default shall not have occurred and is not then continuing, the Agent shall reimburse the Grantors for the costs of any repairs or replacements from such proceeds.

         (e) Assignment of Policies. At the request of the Agent, each of the Grantors shall duly execute and deliver instruments of assignment of the insurance policies and all notices of that assignment, in each case in form and substance satisfactory to the Collateral Agent, and cause the respective insurers to acknowledge notice of the assignment.

         (f) Copies of Policies. Upon the request of the Agent, each of the Grantors shall deliver to the Collateral Agent original or duplicate copies of all policies of insurance evidencing compliance with this Section.

         Section 5.18. Indemnification. The Grantors, jointly and severally, will indemnify the Collateral Agent, the Agent, the Lenders and their respective Affiliates and each of their respective shareholders, partners, members, directors, officers, employees, agents and Affiliates (collectively, the "Indemnified Persons") against and hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, penalties, Actions, judgments, costs, expenses, claims, diminution in value, or disbursements of any kind or nature whatsoever (including interest, penalties, fines, judgments, settlements, costs of preparation and investigation, costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses) that the Indemnified Persons may suffer, sustain, incur or become subject to arising out of, relating to, or due to:

                  (a) any inaccuracy or breach of any of the representations and warranties of any Grantor contained in this Agreement or in any certificate delivered hereunder;

                  (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of any Grantor contained in this Agreement or in any certificate delivered hereunder;

                  (c) the failure or delay by any Grantor in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Guarantee Collateral; or

                  (d) any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor under any of the Guarantee Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantors.

         Section 5.19. Medicare Matters.

         (a) Directions to Obligors. Each of the Grantors agrees to notify and instruct all obligors from time to time with respect to any Medicare Receivables to make any and all payments in respect of such Medicare Receivable only to the Medicare Collection Account.

         (b) No Commingling. Each of the Grantors agrees that only the Proceeds of Medicare Receivables will be deposited into the Medicare Collection Account and that no other funds or payments will be commingled with such Medicare Receivables or the Proceeds thereof. Each of the Grantors agrees that all Medicare Receivables and the Proceeds thereof will at all times be segregated from all other funds, be identifiable as Proceeds of Medicare Receivables and will not be commingled with any other funds. Each of the Grantors agrees that all other funds of such Grantor will be deposited or paid, in accordance with the Cash Management System, into Pledged Accounts other than the Medicare Collection Account.

         (c) Certification. Within 10 days after the end of each calendar month, each of the Grantors will provide to the Agent (i) a written certification of the Chief Financial Officer of such Grantor stating that all deposits made into the Medicare Collection Account consist only of Proceeds of Medicare Receivables and (ii) a true, correct and complete copy of a bank statement showing such deposits.

         Section 5.20. Further Assurances. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Grantors, each of the Grantors will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and all actions and filings necessary to maintain the Collateral Agent's first priority perfected Lien on, security interest in and pledge of all of the Guarantee Collateral. Each of the Grantors also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of any Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                                   ARTICLE VI

                                    Remedies

         Section 6.01. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent and the Agent shall have each and every right and remedy available to it whether at law, in equity or otherwise, including, without limitation, each of the following:

                  (a) UCC Remedies. The Collateral Agent or the Agent may exercise all rights and remedies in respect of the Guarantee Collateral available to a secured party under the Uniform Commercial Code in effect in the relevant jurisdiction (whether or not the Uniform Commercial Code applies to the affected Guarantee Collateral), by law or otherwise.

                  (b) Exercise Rights of the Grantors. The Collateral Agent or the Agent may exercise any and all rights and remedies of the Grantors under or in respect of the Guarantee Collateral, including, without limitation, any and all rights of the Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, the Guarantee Collateral, or the right of the Grantors to vote or consent with respect to any Guarantee Collateral.

                  (c) Take Possession of Guarantee Collateral. The Collateral Agent or the Agent may take possession of the Guarantee Collateral and, without liability for trespass, enter on any premises for the purpose of taking possession of or removing any Guarantee Collateral.

                  (d)  Right to Sell Guarantee Collateral.

                  (i) The Collateral Agent or the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind, and without notice to any of the Grantors except as specified in this Section 6.01, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver all or any part of the Guarantee Collateral in one or more parcels at public or private sale, at any of the Collateral Agent's offices, on any securities exchange, or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

                  (ii) Each of the Grantors agrees that, to the extent notice of sale shall be required by law, at least ten days notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to consummate any sale of Guarantee Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public sale from time to time by any notice or announcement and may make any sale without further notice of the time and place to which the sale was so adjourned.

                  (iii) For purposes of this Agreement, a written agreement to purchase all or any of the Guarantee Collateral shall be deemed to be a sale of that property and the Collateral Agent shall be free to carry out the agreement notwithstanding that the Event of Default shall have been cured and the Obligations paid in full.

                  (iv) If all or any part of the Guarantee Collateral is sold on credit or for future delivery, the property may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers, but the Collateral Agent shall not be liable if the purchaser or purchasers fail to take up and pay for the property and, in that event, the Collateral Agent may again sell the property pursuant to this Section.

                  (v) The Collateral Agent may restrict the bidders or purchasers to persons (A) representing that they are purchasing the Guarantee Collateral for their own account for investment and not with a view to further distribution or sale and (B) satisfying the offeree and purchaser requirements for a valid private placement or limited offering under the Securities Act of 1933, as amended. Each of the Grantors understands and agrees that the sale may be made at prices and on terms less favorable than a public sale and agrees that any such sale shall be deemed to have been made in a commercially reasonable manner even if the Collateral Agent accepts the first offer received.

                  (vi) To the extent permitted by law, the Collateral Agent, the Agent or any Lender may purchase all or any part of the Guarantee Collateral at any public or private sale or sales free of any equity or right of redemption, stay, valuation or appraisal on the part of any of the Grantors (all said rights being hereby waived and released to the extent permitted by law) and may make payment for the purchase by using any claim then due and payable to the Collateral Agent, the Agent or any Lender, as applicable, from any of the Grantors as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and transfer the property without further accountability to any of the Grantors.

                  (vii) Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any of the Grantors, and each of the Grantors hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which any such Grantor now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted.

                  (e) Store Guarantee Collateral. The Collateral Agent or the Agent may cause any Guarantee Collateral to be held, stored, processed or completed prior to sale, and expenses incurred for this purpose shall constitute Obligations hereunder. Each of the Grantors agrees to assemble the Guarantee Collateral and make it available to the Collateral Agent and the Agent at places where the Collateral Agent or the Agent may reasonably select, whether at a Grantor's premises or elsewhere.

                  (f) Notices to Account Debtors, Obligors, Etc. The Collateral Agent or the Agent may, without notice to any of the Grantors, (i) notify the account debtors, obligors or bailees under or of any of the Guarantee Collateral of the assignment and pledge to the Collateral Agent of the Guarantee Collateral, (ii) direct the account debtors or obligors to make payment and direct the bailees to make delivery directly to the Collateral Agent, or as the Agent shall otherwise direct, of all amounts due or to become due to the Grantors under the Guarantee Collateral and (iii) collect, adjust, settle or compromise those obligations. While the Collateral Agent is exercising any authority under this Section none of the Grantors shall adjust, settle or compromise any obligation under the Guarantee Collateral, release wholly or partly any account debtor or obligor in respect of those obligations, or allow any credit or discount on those obligations.

                  (g) All Other Remedies. The Collateral Agent and the Agent may exercise all other rights and/or remedies available, whether at law, in equity or otherwise.

         Section 6.02. Waiver. To the extent permitted by applicable law, each of the Grantors waives all claims, damages and demands it may acquire against the Collateral Agent, the Agent or any of the Lenders arising out of the exercise by the Collateral Agent, the Agent or any Lender of any of their rights under this Agreement.

         Section 6.03. Remedies Cumulative. All rights and remedies of the Collateral Agent, the Agent and the Lenders existing under this Agreement and any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 6.04. Payments Held in Trust. All payments, funds, instruments and other items received by any of the Grantors under or in respect of any Guarantee Collateral shall be received in trust for the Collateral Agent, segregated from other funds of such Grantor and promptly delivered to the Collateral Agent in the same form received, together with all necessary endorsements or Stock Powers.

         Section 6.05. Application of Funds.

         (a) Funds Applied in Accordance with Credit Agreement. The Agent shall apply all Account Collateral and all payments received under or in respect of all other Guarantee Collateral and all cash proceeds received by the Collateral Agent and the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Guarantee Collateral in accordance with the Credit Agreement.

         (b) Grantors Remain Liable. Each of the Grantors shall remain fully liable for any deficiency if the proceeds or other realization of the Guarantee Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent, the Agent or the Lenders to collect such deficiency.

         (c) Guarantee Collateral In Excess of Obligations. Any amount held by the Collateral Agent under this Agreement after all the Obligations have been indefeasibly and finally paid in full in cash shall be paid over to the Grantors or to any other Person lawfully entitled to receive payment.

                                   ARTICLE VII

               Appointment, Rights and Duties of Collateral Agent

         Section 7.01. Appointment of Collateral Agent. In accordance with the provisions of Section 8.1B of the Credit Agreement, The Chase Manhattan Bank is hereby appointed Collateral Agent hereunder and under the other Loan Documents as successor to the Original Agent and the Agent and each Lender hereby authorizes the Collateral Agent to act as its collateral agent in accordance with the terms of this Agreement and the other Loan Documents.

         Section 7.02. Collateral Agent Appointed Attorney-in-Fact. Each of the Grantors hereby irrevocably appoints the Collateral Agent (with full power of substitution) such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, to execute any instrument and to take any other action that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) Further Documents. To execute, deliver and file on behalf of and in the name of such Grantor one or more financing statements, notices, copies of this Agreement or such other documents, and amendments and continuations to those statements or documents, relating to all or any part of the Guarantee Collateral without the signature of such Grantor where permitted by law. Each of the Grantors agrees that a carbon, photographic or other reproduction of this Agreement, any financing statement, notice or other document covering the Guarantee Collateral shall be sufficient as a financing statement where permitted by law.

                  (b) Continue Perfection. To take any and all actions on behalf of and in the name of such Grantor, at such Grantor's expense, which are necessary or advisable to ensure that (i) the Liens granted pursuant to this Agreement at all times constitute perfected Liens in favor of the Collateral Agent, for the ratable benefit of the Lenders, and (ii) such Liens are at all times prior to all other Liens on the Guarantee Collateral and will be enforceable as such against all creditors of, and purchasers from, such Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

                  (c) Insurance Matters. To obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5.17 and cancel, assign, and surrender any policies of insurance.

                  (d) Pay Taxes. To pay or discharge taxes and Liens levied or placed on or threatened against the Guarantee Collateral, to effect any repairs called for by the terms of this Agreement and to pay all or any part of the costs thereof.

                  (e) Collect Guarantee Collateral. Upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive, indorse and give acquittance, discharge and receipts for moneys or other instruments, documents and chattel paper due and to become due under or in respect of all or any part of the Guarantee Collateral (whether as interest, dividend, other distribution or otherwise) and to direct any party liable for any payment under any of the Guarantee Collateral to make such payment directly to the Collateral Agent or as the Agent shall direct.

                  (f) Institute Proceedings. Upon the occurrence and during the continuation of an Event of Default, to file any claims, proofs of claim, subrogation receipts or take any action or commence or institute any proceedings which the Agent may deem necessary or desirable for the collection of all or any part of the Guarantee Collateral or otherwise to enforce the rights of the Collateral Agent with respect to all or any part of the Guarantee Collateral.

                  (g) Transfer Guarantee Collateral Into Collateral Agent's Name. Upon the occurrence and during the continuation of an Event of Default, to transfer any Guarantee Collateral into the Collateral Agent's or its nominee's name.

                  (h) Vote Guarantee Collateral. Upon the occurrence and during the continuation of an Event of Default, to exercise all or any of the voting rights and other consensual rights pertaining to the Guarantee Collateral.

                  (i) Other Actions. (x) Upon the occurrence and during the continuation of an Event of Default, to take any other action it deems advisable with respect to the Collateral or to accomplish the purposes of this Agreement, including, but not limited to, (i) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable, (ii) notify the post office authorities to change the address for delivery of the Grantors' mail to an address designated by Agent, and open all mail addressed to such Grantor, and
         (iii) do all other acts and things necessary, in Agent's determination, to fulfill the Grantors' obligations under this Agreement or any of the other Loan Documents; and (y) at any time that Agent determines that it is necessary or appropriate to preserve, protect, insure or maintain its rights hereunder (i) take control, in any manner, of any item of payment or proceeds of any Collateral, (ii) sign the Grantors' name of any of the documents described in Sections 5.20 and 7.02(a) or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Agent's and Collateral Agent's security interest in the Collateral and file or record any of the foregoing documents, (iii) endorse the Grantors' name on any items of payment or proceeds thereof and deposit the same to the account of Agent or the Collateral Agent for application to the Obligations, (iv) sign the Grantors' name on any invoices, bills of lading, freight bills, chattel paper, documents, instruments or similar documents or agreements relating to any Accounts or any goods pertaining thereto or any other Collateral, (v) sign the Grantors' name on any verification of Accounts and notices thereof to Account debtors.

Each of the Grantors hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         Section 7.03. Collateral Agent May Perform. If any of the Grantors shall fail to perform any obligation under this Agreement or under or in respect of any Guarantee Collateral or any representation of any Grantor contained in this Agreement or in any document included in the Guarantee Collateral shall be untrue or incorrect in any material respect, the Collateral Agent or the Agent may, but shall be under no obligation to, perform the obligation or remedy that breach, or cause it to be performed or remedied, and the expenses incurred by or on behalf of the

Collateral Agent and the Agent in connection with the performance of the obligation or the remedy of the breach shall constitute Obligations.

         Section 7.04. Duties of Collateral Agent.

         (a) Duties. The powers conferred on the Collateral Agent and the Agent by this Agreement are solely to protect the Collateral Agent's, the Agent's and the Lenders' interest in the Guarantee Collateral and shall not impose on the Collateral Agent, the Agent or any Lender any duty to exercise any powers. Except for the safe custody of any Guarantee Collateral in its possession and the accounting for moneys actually received by it under this Agreement, the Collateral Agent, the Agent nor any Lender shall have any duty or liability as to any Guarantee Collateral or as to the taking of any necessary steps to preserve rights against prior parties or as to any other rights or matters pertaining to any Guarantee Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Guarantee Collateral in its possession if the Collateral Agent treats the Guarantee Collateral substantially the same as it treats similar property of its own.

         (b) Not Responsible. The Collateral Agent, the Agent and the Lenders shall not have any responsibility or liability for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Guarantee Collateral, whether or not the Collateral Agent, the Agent or any Lender has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Guarantee Collateral, (iii) collecting any proceeds of any Guarantee Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it from obligors or otherwise or (iv) any other matter in connection with any Loan Document except in respect of duties specifically undertaken by it in this Agreement and in that case none of the Collateral Agent, the Agent or any of the Lenders shall be liable to any party in the absence of gross negligence or willful misconduct.

                                  ARTICLE VIII

                             Termination and Waiver

         Section 8.01. Continuing Security Interest. This Agreement shall create a continuing security interest in, Lien on, and pledge of, the Guarantee Collateral, without respect to the amount of the Obligations outstanding from time to time, and shall remain in full force and effect until the Obligations have been indefeasibly paid and otherwise performed in full in cash. Thereafter, this Agreement shall be reinstated if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of any of the Grantors, the Company or any other Person or otherwise, all as though the payment had not been made.

         Section 8.02. Termination. Upon the indefeasible payment and performance of the Obligations in full in cash, the security interests granted by this Agreement shall terminate and all rights to the Guarantee Collateral shall revert to the Grantors. At the Grantors' expense, the

Collateral Agent shall then execute and deliver to the Grantors the documents reasonably requested and prepared by the Grantors to evidence the termination.

         Section 8.03. Waiver. Each of the Grantors unconditionally waives, to the full extent permitted by law:

                  (a) Set-Off. Any defense, set-off or counterclaim which such Grantor may otherwise assert against the Company, the Collateral Agent, the Agent or the Lenders.

                  (b) Notice, etc. Presentment, protest, demand for payment, promptness, diligence, notice of protest, notice of any other action at any time taken or omitted by the Collateral Agent, the Agent or any Lender and, generally, all demands and notices of every kind in connection with any Loan Document or the Obligations, including, without limitation:

                           (i) notice of any of the matters referred to in
                  Section 8.04; and

                           (ii) all notices which may be required by statute,
                  rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against such Grantor under any Loan Document or as a requirement to the enforcement, assertion or exercise against such Grantor of any right, power, privilege or remedy conferred under any Loan Document.

                  (c) Exhaust Other Remedies. Any requirement to exhaust any rights or remedies or to mitigate the damages resulting from any default under any Loan Document or any other document or any requirement to protect, secure, perfect or insure any Lien or any property subject to the Lien or take any other action against any person or any collateral or other property.

                  (d) Claims. All claims that the sale price of any Guarantee Collateral was inadequate or unreasonable for any reason and all other claims to damages and demands of any nature against the Collateral Agent, the Agent and the Lenders.

                  (e) Equitable Rights. All equities and rights of appraisal, stay and redemption (whether now or hereafter existing), in each case arising out of the Collateral Agent, the Agent or the Lenders enforcing any of their rights and remedies under any Loan Document.

                  (f) Subrogation and/or Contribution. Any exoneration or release from the Obligations resulting from any loss by such Grantor of its rights, if any, of subrogation or contribution.

                  (g) Other Circumstances. Any other circumstance whatsoever, including, without limitation, those stated in Section 8.04, which might otherwise constitute a defense to or a legal or equitable discharge or release of a guarantor or surety or a party granting security or which might otherwise limit recourse against such Grantor.

         Section 8.04. Obligations Not Affected. The rights of the Collateral Agent, the Agent and the Lenders and the obligations of the Grantors under this Agreement shall be absolute and unconditional, present and continuing and shall remain in full force and effect and shall not be released, discharged or in any way affected by any circumstance or condition of any nature (whether or not any Grantor, the Collateral Agent, the Agent or any Lender shall have any notice or knowledge of the circumstance or condition), including, without limitation:

                  (a) Failure of Documents. The invalidity, illegality, unenforceability, discharge, termination, cancellation or frustration, in whole or in part, of any Obligation, Loan Document or other document.

                  (b) Failure to Exercise Rights and/or Remedies. The exercise or failure to exercise by any person any right, remedy, privilege or power under any Loan Document or other document.

                  (c) Collection Attempts. Any demand or attempt to collect from, or failure to demand or attempt to collect from, the Company, and Grantor or any other Person under any Loan Document or other document.

                  (d) Security and Guarantees. The giving, acceptance, existence, non-existence, validity, invalidity or value of any security or collateral securing the Obligations or any guarantee of the Obligations, including, without limitation, the Guarantee Collateral and the guarantees by the Grantors, any attempt or failure to attempt to realize upon that security, collateral or guarantee or the exchange, substitution, renewal, extension, modification, compromise, release, discharge or failure to perfect for any reason that security, collateral or guarantee.

                  (e) Actions. Any change in the time, place or manner of payment or the waiver, consent, extension, renewal, indulgence, compromise, release, settlement, refunding, funding, or any other forbearance or other action taken, delayed or omitted by the Collateral Agent, the Agent, any Lender, the Company, any Grantor or any other Person under or in respect of any term or provision of any Obligation, Loan Document or other document.

                  (f) Modifications. The termination, modification, alteration, amendment, waiver, addition, deletion or other change to any Obligation, Loan Document or other document or any provision of any of those documents.

                  (g) Reorganizations. The liquidation, dissolution, merger or consolidation of the Company, any Grantor or any other Person, or the transfer by the Company, any Grantor or any other Person of all or any part of its property or assets, or the change in the ownership of any shares of capital stock of the Company, any Grantor or any other Person.

                  (h) Bankruptcy. The voluntary or involuntary bankruptcy, receivership, liquidation, insolvency, reorganization, arrangement, assignment for the benefit of creditors or similar proceedings involving or affecting the Company, any Grantor, any other Person or any of their property.

                  (i) Release. The release or discharge, by operation of law or otherwise, of the Company, and Grantor or any other Person from any Obligation or any provision of any Loan Document or other document.

                  (j) Other Circumstances. Any other circumstance whatsoever, foreseen or unforseen, which may or might in any manner or to any extent vary the risks of the Company or any Grantor or otherwise constitute a defense available to or a legal or equitable discharge of or limit recourse against a surety, a guarantor or a party granting security, the Company or any Grantor or otherwise.

                                   ARTICLE IX

                                  Miscellaneous

         Section 9.01. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile (so long as such notice sent by telefacsimile is followed within two Business Days by a notice sent by another method specified hereunder) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Grantors, the Collateral Agent and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

         Section 9.02. Expenses. The Grantors, jointly and severally, agree to pay to the Collateral Agent, the Agent and the Lenders on demand the amount of any and all expenses, including, without limitation, the fees and expenses of the Collateral Agent's, the Agent's or the Lenders' counsel, which the Collateral Agent, the Agent or any Lender may pay or incur in exercising or enforcing their rights under this Agreement.

         Section 9.03. Transfer of Notes. If any Lender shall transfer any Note held by it or grant participations in all or any of its Obligations, the transferees of the Note or the grantees of the participations, as the case may be, shall have the rights of the Lender under this Agreement in respect of the Note or Obligations.

         Section 9.04. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

         Section 9.05. Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement and (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified. References in this Agreement to any law or regulation will refer to such laws and regulations as from time to time amended and to any laws or regulations successor thereto. Unless the context otherwise requires, the term "including" will mean "including, without limitation".

         Section 9.06. Descriptive Headings. The headings in this Agreement and in the Schedules, Exhibits and Annexes are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 9.07. Incorporation of Schedules, Exhibits and Annexes. The Schedules, Exhibits and Annexes hereto are incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full. In the event of any conflict between the provisions of this Agreement and any Schedule, Exhibit or Annex, the provisions of this Agreement will control.

         Section 9.08. Amendment of Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.09. Successors and Assigns. This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto except for the assignment of all or any part of the rights and obligations of the Collateral Agent under this Agreement, which may be assigned by the Collateral Agent as provided in Section 8.1B and 9.1 of the Credit Agreement. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

         Section 9.10. No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the other Loan Documents will be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.12. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state.

         Section 9.13. No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than the Grantors, the Collateral Agent, the Agent and the Lenders, and no Person may assert any rights as third-party beneficiary hereunder, except as provided in
Section 5.18.

         Section 9.14. Submission to Jurisdiction. Any Action with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and each of the Grantors, the Collateral Agent, the Agent and the Lenders hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of these courts. Each of the Grantors, the Collateral Agent, the Agent and the Lenders hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions.

         Section 9.15. Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered or to be delivered in connection with this Agreement and agrees that any Action will be tried before a court and not before a jury.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above in New York, New York.

AGENT:
                                             CERBERUS CAPITAL MANAGEMENT, LLC,
Address:                                        as Agent for the Lenders
450 Park Avenue
New York, New York  10022
Attention:  Joyce Johnson-Miller
Telephone:  (212) 891-2119
Facsimile:  (212) 750-5212                   By:______________________________
                                                Name:
                                                Title:


COLLATERAL AGENT:
                                             THE CHASE MANHATTAN BANK, as
Address:                                        Collateral Agent for the Lenders
450 West 33rd Street
14th Floor
New York, New York  10001
Attention:  Capital Markets Fiduciary
            Services, Cerberus Capital
Telephone:  (212) 946-3200
Facsimile:  (212) 391-6091                   By:______________________________
                                                Name:
                                                Title:


GRANTORS:

Address:                                     NSHS SERVICES, INC.
c/o Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 465-3200
Facsimile:  (724) 465-3726                   By:______________________________
                                                Name:
                                                Title:

Address:                                     KEYSTONE REHABILITATION
                                                SYSTEMS, INC.
c/o Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 465-3200
Facsimile:  (724) 465-3726                   By:______________________________
                                                Name:
                                                Title:


Address:                                     KEYSTONE REHABILITATION
                                                MANAGEMENT, INC.
c/o Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 465-3200
Facsimile:  (724) 465-3726                   By:______________________________
                                                Name:
                                                Title:


Address:                                     NORTHSTAR MEDICAL SERVICES, INC.
c/o Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 465-3200
Facsimile:  (724) 465-3726                   By:______________________________
                                                Name:
                                                Title:

Address:                                     NORTHSTAR DIAGNOSTIC SERVICES, INC.
c/o Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 465-3200
Facsimile:  (724) 465-3726                   By:______________________________
                                                Name:
                                                Title:


Address:                                     VASCUSONICS, INC.
c/o Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 465-3200
Facsimile:  (724) 465-3726                   By:______________________________
                                                Name:
                                                Title:

                     List of Annexes, Schedules and Exhibits

Schedule I                 Grantors

Schedule 4.08(a)           Certain Accounts

Schedule 4.08(c) List of Grantors' Accounts, Chattel Paper, Instruments, General Intangibles and Documents

Schedule 4.09(b)           Certain Grantors' Contracts

Schedule 4.09(d)           List of Grantors' Contracts

Schedule 4.10              Grantors' Proprietary Rights

Schedule 4.11              Grantors' Investment Property

Schedule 4.12              Grantors' Inventory, Equipment and Fixtures

Schedule 4.13              Grantors' Vehicles

Schedule 4.14              Governmental Obligors

                                                                      SCHEDULE I
                                                                              to
                            AMENDED AND RESTATED SUBSIDIARIES SECURITY AGREEMENT


                                    Grantors

         NSHS Services, Inc.
         Keystone Rehabilitation Systems, Inc.
         Keystone Rehabilitation Management Inc.
         Northstar Medical Services, Inc.
         Northstar Diagnostic Services, Inc.
         Vascusonics Inc.